Exhibit 99.1
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

WASHINGTON MUTUAL BANK, FA.


                             OFFICERS' CERTIFICATE
                    ANNUAL STATEMENT OF THE MASTER SERVICER


                                  CWMBS, INC.
                   CHL MORTGAGE PASS THROUGH TRUST 2001-HYB1
             MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-HYB1


     The undersigned do hereby certify that they are each an officer of Washington Mutual Bank, FA. (the "Servicer") and do hereby further certify pursuant to Section 3.16 of the Pooling and Servicing Agreement for the above-captioned Series (the "Agreement") that:

     (i) A review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under the Agreement has been made under our supervision; and

     (ii) To the best of our knowledge, based on such review, the Servicer has fulfilled all its obligations under the Agreement throughout such year.




/s/ Gabriel Barroso                                  Dated: March 25, 2002

GABRIEL BARROSO
FIRST VICE PRESIDENT



/s/ John MacLean                                     Dated: March 25, 2002

JOHN MACLEAN
VICE PRESIDENT



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